Exhibit 10.57

FIRST AMENDMENT TO

PURCHASE AND SALE CONTRACT

THIS FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT (this “Amendment”) is made and entered the 26th day of July, 2013, by and between WOOD CREEK CPGF 22, L.P., a Delaware limited partnership (“Seller”), and HAMILTON ZANZE & COMPANY, a California corporation (“Purchaser”).

RECITALS

A.        Seller and Purchaser are parties to that certain Purchase and Sale Contract executed on June 13, 2013, but effective as of June 18, 2013 (the “Agreement”), pertaining to the purchase and sale of certain real property located in Maricopa County, Arizona, commonly known as the Woodcreek Apartments and more particularly described on Exhibit A to the Agreement (the “Property”).

B.         Seller and Purchaser now desire to modify certain of the terms of the Agreement, as more particularly set forth hereinafter.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.                Capitalized Terms.  All capitalized terms and phrases used herein but not otherwise defined shall have the same meanings given to them in the Agreement.

2.                Initial Deposit.  Effective as of the date of this Amendment, but subject to the provisions of Section 2.2.5 of the Agreement, the entire Initial Deposit shall be non-refundable to Purchaser.

3.                Additional Deposit.  Section 2.2.2 of the Agreement is hereby amended to provide that the Additional Deposit shall be delivered to Escrow Agent no later than July 29, 2013.  The Additional Deposit shall become nonrefundable to Purchaser, subject to the provisions of Section 2.2.5 of the Agreement, upon expiration of the Feasibility Period on August 2, 2013.

4.                Closing Date.  The first sentence of Section 5.1 of the Agreement is hereby amended to provide that the Closing Date shall be August 29, 2013.

5.                Credits.

(a)              A new Section 5.4.13 is hereby added to the Agreement as follows:

5.4.13   Repair Credit.  At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to $1,975,000.00 for capital repairs and other repairs and replacements at the Property.

(b)             A new Section 5.4.14 is hereby added to the Agreement as follows:

5.4.14   Prepayment Credit.  If Purchaser is able to cause Lender to waive the prepayment penalties and/or premiums to be imposed in connection with payoff of the loans secured by the deeds of trust recorded against the Property, then, at Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to the prepayment penalties and/or premiums so waived.

6.                Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same Amendment.  It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, so long as each party executes at least one counterpart.

7.                Ratification.  Except as expressly set forth in this Amendment, all other terms and conditions of the Agreement shall remain unmodified, the same being ratified, confirmed and republished hereby.

8.                Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

NOW, THEREFORE, the parties hereto have executed this Amendment as of the date first set forth above.

Seller:

WOOD CREEK CPGF 22, L.P.,

a Delaware limited partnership

By:  CPGF 22 WOOD CREEK GP, L.L.C.,

        a South Carolina limited liability company,

        its general partner

        By:    CENTURY PROPERTIES GROWTH FUND XXII, LP,

                 a Delaware limited partnership,

                 its member

                 By:  FOX PARTNERS IV,

                        a California general partnership,

                        its general partner

                        By:  FOX CAPITAL MANAGEMENT

                                CORPORATION,

                                a California corporation,

                                its managing general partner

                                By:/s/Steven D. Cordes

                                Name: Steven D. Cordes

                                Title: Senior Vice President

Purchaser:

HAMILTON ZANZE & COMPANY,

a California corporation

By: /s/Anthony Zanze

Name: Anthony Zanze

Title: Chief Operating Officer